EXHIBIT 10.24

                        OFFICER'S INCENTIVE COMPENSATION

The corporate officers, John C. McGrath and Phillip A. Staden, shall receive additional compensation as participants in the "Officers Incentive Compensation Plan" which plan is defined as follows:

*Incentive compensation in the form of a cash bonus shall be paid based on consolidated audited pre-tax earnings, which for the purpose of this plan, will be pre-tax earnings as determined in accordance with generally accepted accounting principles and shall be net of a deduction for a provision for officers incentive compensation to be paid under this plan.

*Total incentive compensation shall be calculated as follows:

     Incentive compensation for John C. McGrath and Phillip A. Staden shall equal five percent (5%) and two and one half percent (2.5%), respectively, of consolidated pre-tax earnings in excess of eight percent (8%) of consolidated stockholders' equity at fiscal year end. The incentive is subject to a maximum of fifty percent (50%) of compensation.